UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2014

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Directors Andrew McNally IV and G. J. Ratcliffe, and Assistant General Counsel and Assistant Secretary, John Mulvihill (collectively, the "Trustees"), have advised Hubbell Incorporated that, effective June 6, 2014, they have resigned as co-trustees of the trusts made under the Indentures dated September 2, 1957 made by Louie E. Roche and August 23, 1957 made by Harvey Hubbell (the "Trusts").

The Trustee's resignations and the appointment of a certain third party trust company as successor trustee were made in accordance with the Superior Court of Connecticut's stipulated final judgment made on May 27, 2014. The stipulated judgment was entered in accordance with the terms of a settlement agreement relating to the lawsuit brought against Messrs. McNally and Ratcliffe, both individually and as trustees, together with two former trustees, by one beneficiary under the Trusts, as disclosed in the Company's Current Report on Form 8-K filed by the Company on April 11, 2008.

The Company was not named as a defendant in the lawsuit.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

June 9, 2014	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel